UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2024
TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	TDS	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.625% Series UU Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrU	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.000% Series VV Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement
On October 17, 2024, a subsidiary of Telephone and Data Systems, Inc. (“TDS”), United States Cellular Corporation (“USCC”), certain subsidiaries of USCC (collectively, “Sellers”), and Verizon Communications Inc. (“Verizon”) entered into a License Purchase Agreement (the “Verizon Purchase Agreement”) pursuant to which, among other things, Sellers have agreed to sell select spectrum assets to Verizon for $1.0 billion in the aggregate, payable in cash subject to certain potential adjustments as further described in this Current Report on Form 8-K and in the Verizon Purchase Agreement.

Additional information regarding the Verizon Purchase Agreement is provided below.

Verizon Purchase Agreement

Verizon has agreed to purchase wireless spectrum licenses in the cellular band, as well as select licenses for spectrum in the AWS and PCS bands (collectively, the “Licenses”) for $1.0 billion in the aggregate (the “Verizon Purchase Price”), payable in cash.

The Verizon Purchase Price is subject to certain adjustment as set forth in the Verizon Purchase Agreement, which include adjustments (i) in the event Licenses are ultimately excluded from the transaction (a) as a result of court orders preventing their transfer or (b) in order to mitigate certain requirements imposed in connection with regulatory approvals that would exceed certain “burdensome condition” thresholds described in the Verizon Purchase Agreement or (ii) in the event that the term of the spectrum usage rights under the T-Mobile Short-Term Spectrum Manager Lease, dated as of September 12, 2024, by and among T-Mobile License, LLC and the subsidiaries of USCC named therein (the “T-Mobile Short-Term Spectrum Manager Lease”), which are applicable after the closing of the transactions contemplated by the Securities Purchase Agreement, dated as of May 24, 2024, by and among USCC, TDS, T-Mobile US, Inc. and USCC Wireless Holdings, LLC (the “T-Mobile Purchase Agreement”), is extended under certain circumstances.

The Verizon Purchase Agreement provides for specified termination rights. Among other customary termination rights, either of the parties to the Verizon Purchase Agreement may terminate the agreement if the closing does not occur on or before December 31, 2026, subject to (i) two six-month extensions by either party (for a total additional period of one year in the aggregate) if certain closing conditions relating to required regulatory approvals or the termination of the T-Mobile Short-Term Spectrum Manager Lease remain outstanding at such time; and (ii) further extension in the event that the spectrum usage rights under the T-Mobile Short-Term Spectrum Manager Lease are extended in certain circumstances. The Verizon Purchase Agreement may also be terminated, among other circumstances, as further described in the Verizon Purchase Agreement, (a) by USCC if the T-Mobile Purchase Agreement is terminated or (b) by Verizon if the obtaining of certain regulatory approvals has resulted in a “burdensome condition”.

USCC, Sellers and Verizon have each made various representations and warranties and have agreed to specified covenants. The parties have agreed to cooperate with each other and use their respective reasonable best efforts to obtain as promptly as reasonably practicable required regulatory approvals from any applicable governmental authority in order to consummate the transactions contemplated by the Verizon Purchase Agreement, in each case subject to specific limitations set forth in the Verizon Purchase Agreement.

The closing is subject to customary closing conditions, including: (i) the expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the receipt of approval from the Federal Communications Commission. In addition, each party’s obligation to consummate the transactions contemplated by the Verizon Purchase Agreement is subject to the condition that the closing of the transactions contemplated by the T-Mobile Purchase Agreement has occurred. Further, among other things, and as further described in the Verizon Purchase Agreement, Verizon’s obligation to consummate the closing is subject to the conditions that: (i) the T-Mobile Short-Term Spectrum Manager Lease, the spectrum usage rights under which are contemplated to become effective at the closing of the transactions contemplated by the T-Mobile Purchase Agreement, shall with respect to the Licenses have terminated and no longer be in force or effect; (ii) the spectrum covered by the Licenses shall be clear of all customers and operations of USCC and its affiliates and any third party and shall not otherwise be in use by USCC and its affiliates or any third party, other than pursuant to specified lease agreements with third parties to be assumed by Verizon; and (iii) the obtaining of certain regulatory approvals has not resulted in a “burdensome condition”.

The Verizon Purchase Agreement also provides that Sellers and Verizon will indemnify one another in certain circumstances, including for certain breaches of the Verizon Purchase Agreement and for liabilities assumed by Verizon or retained by Sellers and USCC, as the case may be, subject to the terms and conditions set forth in the Verizon Purchase Agreement. Except in the case of fraud, Sellers’ indemnification obligations pursuant to the Verizon Purchase Agreement for breaches of its representations, warranties and covenants is capped at each Sellers’ pro rata portion of the Verizon Purchase Price, with certain “non-fundamental” representations and warranties being subject to a cap equal to 5% of each Sellers’ pro rata portion of the Verizon Purchase Price. USCC has guaranteed to Verizon the full performance by each Seller of its indemnification obligations under the Verizon Purchase Agreement, subject to the terms and conditions set forth in the Verizon Purchase Agreement.

The foregoing description of the Verizon Purchase Agreement is not complete and is qualified in its entirety by the terms and conditions of the Verizon Purchase Agreement, which will be subsequently filed with the Securities and Exchange Commission (“SEC”).

Item 5.07. Submission of Matters to a Vote of Security Holders

On October 17, 2024, following the execution of the Verizon Purchase Agreement, TDS, being the sole holder of Series A Common Stock, par value $1.00 per share, and majority holder of Common Stock, par value $1.00 per share, of USCC, executed a written consent adopting the Verizon Purchase Agreement and approving the transactions contemplated thereby. No further approval of the stockholders of USCC is required to approve the Verizon Purchase Agreement.

Item 8.01. Other Events

On October 18, 2024, USCC issued a press release announcing the execution of the Verizon Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

On the closing date of the Verizon Purchase Agreement, USCC expects to recognize a gain, in the aggregate, in connection with the transactions contemplated by the Verizon Purchase Agreement.

Item 9.01. Financial Statements and Exhibits
(d)   The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
99.1	Press release, dated October 18, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.

Date:	October 18, 2024	By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Executive Vice President and Chief Financial Officer